Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Stanley T. Crooke, the Chief Executive Officer of Isis Pharmaceuticals, Inc., (the “Company”), and B. Lynne Parshall, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

1.               The Company’s Quarterly Report on Form 10-Q, as amended for the period ended March 31, 2006, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.               The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and the results of operations of the Company for the period covered by the Periodic Report.

Dated:  August 9, 2006

/s/ Stanley T. Crooke	/s/ B. Lynne Parshall
Stanley T. Crooke, M.D., Ph.D.	B. Lynne Parshall, J.D.
Chief Executive Officer	Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Isis Pharmaceuticals, Inc. and will be retained by Isis Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.